UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2013

SOMERSET HILLS BANCORP

(Exact name of Company as specified in its charter)

New Jersey	000-50055	22-3768777

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No

155 Morristown Road Bernardsville, New Jersey	07924

(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code (908) 221-0100

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 1.01. Entry Into a Material Definitive Agreement.

          On January 28, 2013, Somerset Hills Bancorp, a New Jersey corporation (“Somerset Hills Bancorp”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lakeland Bancorp, Inc., a New Jersey corporation (“Lakeland Bancorp”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Somerset Hills Bancorp will merge with and into Lakeland Bancorp, with Lakeland Bancorp continuing as the surviving entity (the “Merger”). The Merger Agreement also provides that, immediately following the consummation of the Merger, Somerset Hills Bank, a New Jersey-chartered commercial bank (“Somerset Hills Bank”) and a wholly-owned subsidiary of Somerset Hills Bancorp, will merge with and into Lakeland Bank, a New Jersey-chartered commercial bank (“Lakeland Bank”) and a wholly-owned subsidiary of Lakeland Bancorp, with Lakeland Bank continuing as the surviving bank (the “Bank Merger” and, collectively with the “Merger,” the “Mergers”). The Merger Agreement was approved by the Boards of Directors of each of Lakeland Bancorp and Somerset Hills Bancorp.

          Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger (the “Effective Time”), each share of common stock, no par value per share, of Somerset Hills Bancorp (“Somerset Common Stock”), issued and outstanding immediately prior to the Effective Time will be converted into and become the right to receive, at the election of the holder, either 1.1962 shares of common stock, no par value per share, of Lakeland Bancorp (“Lakeland Common Stock”) (such shares, the “Per Share Stock Consideration” and the ratio of such number to one, the “Exchange Ratio”), or $12.00 in cash (the “Per Share Cash Consideration”), subject to proration as described in the Merger Agreement, so that 90% of the aggregate merger consideration will be shares of Lakeland Common Stock and 10% will be cash. Cash will be paid in lieu of fractional shares. Also at the Effective Time (i) all shares of Somerset Common Stock owned by Somerset Hills Bancorp as treasury stock and (ii) all shares of Somerset Common Stock owned directly or indirectly by Lakeland Bancorp or Somerset Hills Bancorp or any of their respective subsidiaries (other than shares of Somerset Common Stock (x) held in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties or (y) held by Lakeland Bancorp or Somerset Hills Bancorp or any of their respective subsidiaries in respect of a debt previously contracted), shall be canceled and no consideration will be delivered in exchange therefor. Each outstanding share of Lakeland Common Stock will remain outstanding and be unaffected by the Merger.

          The Merger Agreement provides that as of the Effective Time, all outstanding options to purchase shares of Somerset Common Stock (whether or not vested) (“Old Stock Options”) will automatically be converted into options to purchase Lakeland Common Stock (“New Stock Options”), which New Stock Options will be identical to the Old Stock Options in all material respects, except that (i) the New Stock Options will be exercisable for Lakeland Common Stock, (ii) the number of shares of Lakeland Common Stock covered by each New Stock Option will equal the number of shares of Somerset Common Stock covered by the corresponding Old Stock Option multiplied by the Exchange Ratio (rounded up or down to the nearest whole share), (iii) the exercise price of each New Stock Option will equal the exercise price applicable to the corresponding Old Stock Option divided by the Exchange Ratio (rounded up or down to the nearest whole cent) and (iv) the Compensation Committee of the Board of Directors of Lakeland Bancorp will administer the plan that governs the New Stock Options.

          Upon consummation of the Mergers, Edward B. Deutsch and Thomas J. Marino (currently the Chairman of the Board and a director of Somerset Hills Bancorp, respectively) will be appointed to the Boards of Directors of Lakeland Bancorp and Lakeland Bank (or if either of them is unable or unwilling to serve, such other person or persons from among the current Board of Directors of Somerset Hills Bancorp as Lakeland Bancorp shall designate).

          Stewart E. McClure, Jr. (currently Vice Chairman and member of the Board of Directors of Somerset Hills Bancorp, and the President, Chief Executive Officer and Chief Operating Officer of Somerset Hills Bancorp and Somerset Hills Bank) has entered into an Employment Agreement with Lakeland Bancorp, dated as of January 28, 2013 (the “Employment Agreement”), which will become effective at the Effective Time of the Merger. The Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, provides that Mr. McClure will serve as Co-President of Lakeland Bank, at an annual base salary of $320,000. The Employment Agreement is for an initial two year term, with automatic renewals of one year, unless either party provides the other with notice of non-renewal at least 90 days before any anniversary of the effective date of the agreement. The Employment Agreement provides that Mr. McClure will participate in Lakeland

Bancorp’s executive bonus program. If Mr. McClure’s employment is involuntarily terminated (including by Mr. McClure for “good reason” (as defined)) during the initial two year term, he will be entitled to receive severance equal to (1) approximately 1.5 times his base salary payable over 12 months if the termination is not related to a change in control, or (2) if the termination is in connection with a change in control, two times the sum of his base salary and the average of his most recent two annual bonuses, payable in a lump sum (subject to a cap so that any such payments will not constitute a “golden parachute” payment under applicable law).

          Also in connection with the execution of the Merger Agreement, Mr. McClure has entered into an amendment to his current Supplemental Executive Retirement Plan (“SERP”) (such amendment, the “Amendment to SERP Agreement”), with Somerset Hills Bancorp and Somerset Hills Bank, which provides that the Merger will not constitute a change in control under the SERP. The Amendment to SERP Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2.

          Robert Vandenbergh, Senior Executive Vice President and Chief Operating Officer of Lakeland Bancorp and Lakeland Bank, has been appointed President of Lakeland Bank in connection with the announcement of the Merger Agreement, and will serve as Co-President of Lakeland Bank effective upon the closing of the Mergers, while retaining his current positions at Lakeland Bancorp. Thomas J. Shara, President and Chief Executive Officer of Lakeland Bancorp and Lakeland Bank, will continue to serve as Chief Executive Officer of Lakeland Bank and as President and Chief Executive Officer of Lakeland Bancorp.

          The Merger Agreement contains customary representations and warranties from both Lakeland Bancorp and Somerset Hills Bancorp.

          Somerset Hills Bancorp has agreed to various customary covenants and agreements, including (i) to conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain kinds of transactions or take certain actions during this period without the written consent of Lakeland Bancorp and (iii) to convene and hold a meeting of its shareholders for the purpose of voting upon the approval and adoption of the Merger Agreement and the Merger and holding a “Say on Merger Pay” non-binding advisory vote. Somerset Hills Bancorp has also agreed not to, subject to certain exceptions generally related to its Board’s evaluation and exercise of its fiduciary duties, solicit or facilitate proposals with respect to, engage in any negotiations concerning, or provide any confidential information or engage in any discussions relating to, any alternative business combination transactions.

          Lakeland Bancorp has agreed to convene and hold a meeting of its shareholders for the purpose of voting upon the authorization to issue the shares of Lakeland Common Stock issuable pursuant to the Merger Agreement.

          Concomitantly with the execution of the Merger Agreement, Voting Agreements (collectively, the “Voting Agreements”) were executed by each member of the Board of Directors of Somerset Hills Bancorp and by its executive officers (Mr. McClure, James M. Nigro (Executive Vice President and Senior Loan Officer) and Alfred J. Soles (Executive Vice President and Chief Financial Officer), which persons own in the aggregate approximately 7.9% of the Somerset Common Stock outstanding as of December 31, 2012. Pursuant to the Voting Agreements, among other things, such persons have irrevocably agreed (i) to vote any Somerset Common Stock held by them (or to use reasonable best efforts to vote any Somerset Common Stock for which they have joint or shared voting power with their respective spouses) in favor of the Merger Agreement and the Merger at any meeting of the shareholders of Somerset Hills Bancorp called for such purpose (or in connection with any written consent of Somerset Hills Bancorp shareholders for such purpose), (ii) to abide by certain transfer restrictions with respect to their Somerset Common Stock and (iii) to not solicit, initiate, encourage or facilitate any alternative acquisition proposal, subject to certain limited exceptions.

          Completion of the Merger is subject to various conditions, including, among others, (i) approval by Somerset Hills Bancorp shareholders of the Merger Agreement and the transactions contemplated thereby, (ii) approval by Lakeland Bancorp shareholders of the issuance of the Lakeland Common Stock issuable pursuant to the Merger Agreement, (iii) effectiveness of the registration statement on Form S-4 for the Lakeland Common Stock issuable in the Merger, (iv) approval of the listing on the NASDAQ Global Select Market of the Lakeland Common Stock issuable in the Merger, (v) the receipt of all necessary approvals and consents of governmental entities required to consummate the transactions contemplated by the Merger Agreement (including without limitation approvals of the Federal Deposit Insurance Corporation, the New Jersey Department of Banking and Insurance and the Federal Reserve Board), (vi) the absence of any order or proceeding which prohibits the Merger or the Bank Merger and (vii) the receipt by each of Lakeland Bancorp and Somerset Hills Bancorp of an opinion to the effect that the Merger will be treated as a reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended. Each party’s obligation to consummate the Merger is also subject to certain customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects of its agreements, covenants and obligations and (iii) the delivery of certain certificates and other documents.

          The Merger Agreement provides that the Merger Agreement may be terminated in certain instances, including (i) by mutual agreement of the parties, (ii) by either party if the approval of any governmental entity of the Merger Agreement transactions is denied through no failure of the terminating party to comply with the Merger Agreement, (iii) by either party if the Merger shall not have been consummated by the one-year anniversary of the execution of the Merger Agreement (the “Cut-Off Date”) or such later date as mutually agreed, unless the failure to close is due to the terminating party’s failure to perform or observe its covenants and agreements, (iv) by either party if the Somerset Hills Bancorp shareholders fail to approve the Merger or the Lakeland Bancorp shareholders fail to approve the issuance of Lakeland Common Stock issuable pursuant to the Merger, (v) subject to certain exceptions, by either party not in material breach of the Merger Agreement if there shall have been a breach by the other party of its representations or warranties, which breach is not cured within 30 days following written notice, or which breach, by its nature, cannot be cured prior to the Cut-Off Date, (vi) by either party not in material breach if there shall have been a material breach of any of the covenants or agreements of the other party not cured within 30 days written notice, or which breach, by its nature, cannot be cured prior to the Cut-Off Date, (vii) by Somerset Hills Bancorp if prior to the approval of its shareholders, Somerset Hills Bancorp enters into an alternative acquisition agreement with respect to a Superior Proposal (as defined in the Merger Agreement) and pays to Lakeland Bancorp a termination fee of $2,950,000 (the “Termination Fee”) and Lakeland Bancorp’s out-of-pocket expenses in an amount up to $325,000 (the “Termination Expenses”), (viii) by Lakeland Bancorp if (1) prior to Somerset Hills Bancorp shareholder approval, Somerset Hills Bancorp refuses to recommend that its shareholders approve the Merger or adopts an alternative acquisition proposal, breaches its non-solicitation obligations with respect to alternative acquisition proposals in any material respect adverse to Lakeland Bancorp or recommends that Somerset Hills Bancorp shareholders tender their shares (or fail to reject) a tender offer or exchange offer for 10% or more of the Somerset Common Stock, or (2) any other event occurs that gives rise to the payment of a Termination Fee and Termination Expenses pursuant to the Merger Agreement, provided that upon a termination by Lakeland Bancorp pursuant to clause (viii), Somerset Hills Bancorp is required to pay Lakeland Bancorp the Termination Fee and the Termination Expenses, or (ix) by Somerset Hills Bancorp during the five day period following the date on which all bank regulatory approvals for the Merger and the Bank Merger have been received (the “Determination Date”), if (1) the average of the closing prices of a share of Lakeland Common Stock for the 20 trading days ending at the close of trading on the Determination Date (the “Parent Common Stock Average Price”) is less than $8.0256 (the “Base Amount”) and (2) (a) the number obtained by dividing the Parent Common Stock Average Price by $10.0320 (the “Parent Initial Price”) (the quotient resulting from clause (2)(a) being referred to as the “Parent Ratio”) is less than (b) the number obtained by dividing the average of the closing prices of the Nasdaq Bank Index for the 20 consecutive trading days immediately preceding the Determination Date (the “Final Index Price”) by $1,934.3395 (the “Initial Index Price”) and subtracting 0.20 from the quotient in clause (2)(b) (such number referred to as the “Index Ratio”); provided that upon receiving notice of Somerset Hills Bancorp’s intended exercise of its termination right pursuant to clause (ix), Lakeland Bancorp shall have the right to increase the Exchange Ratio as described in the Merger Agreement to prevent such termination.

          The foregoing descriptions of the Merger Agreement, the Voting Agreements, the Employment Agreement and the Amendment to SERP Agreement do not purport to be complete and are subject to and are qualified in their entirety by reference to the full text of those respective documents, all of which are filed as Exhibits to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Accordingly, the

Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Lakeland Bancorp, Somerset Hills Bancorp, their respective affiliates or their respective businesses. Rather, investors and the public should look to other disclosures contained in Lakeland Bancorp’s and Somerset Hills Bancorp’s respective filings with the Securities and Exchange Commission (the “Commission”).

Item 7.01. Regulation FD Disclosure.

          Somerset Hills Bancorp is furnishing as Exhibit 99.1 to this report pursuant to Item 7.01 of Form 8-K an investor presentation for various investor meetings which may be held prior to the consummation of the Merger. A printable version of the presentation also is available on Somerset Hills Bancorp’s website at http://www.somersethillsbank.com. Somerset Hills Bancorp is not undertaking to update this presentation. The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall be not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The filing of this information under Item 7.01 of Form 8-K will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 8.01. Other Events.

          On January 29, 2013, Lakeland Bancorp and Somerset Hills Bancorp disseminated a joint press release announcing entry into the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Additional Information and Where to Find It

          This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, Lakeland Bancorp and Somerset Hills Bancorp intend to file a joint proxy statement, and Lakeland Bancorp intends to file a registration statement that will include the joint proxy statement as a prospectus, with the Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available) and other documents filed by Lakeland Bancorp and Somerset Hills Bancorp with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Somerset Hills Bancorp’s website at www.somersethillsbank.com or by directing a request to Investor Relations, Somerset Hills Bancorp, 155 Morristown Road, Bernardsville, New Jersey 07924 (908-221-0100). Documents filed by Lakeland Bancorp, Inc. with the Commission may also be accessed and downloaded for free at Lakeland’s website at www.lakelandbank.com or by directing a request to Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge NJ 07438 (973-697-2000).

Participants in the Solicitation

          This communication is not a solicitation of a proxy from any security holder of Lakeland Bancorp or Somerset Hills Bancorp. However, Lakeland Bancorp, Somerset Hills Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Lakeland Bancorp’s and Somerset Hills Bancorp’s shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of Somerset Hills Bancorp may be found in its definitive proxy statement relating to its 2012 Annual Meeting of Shareholders, which was filed with the Commission on March 19, 2012, and can be obtained free of charge from Somerset Hills Bancorp’s website. Information regarding the directors and executive officers of Lakeland Bancorp may be found in its definitive proxy statement relating to its 2012 Annual Meeting of Shareholders, which was filed with the Commission on April 9, 2012, and can be obtained free of charge from Lakeland Bancorp’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Cautionary Statements Regarding Forward-Looking Information

          This Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) contains forward-looking statements with respect to the proposed mergers and the timing of consummation of the mergers that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: failure to obtain shareholder or regulatory approval for the Merger of Somerset Hills Bancorp into Lakeland Bancorp, and the Bank Merger of Somerset Hills Bank into Lakeland Bank; material adverse changes in Lakeland Bancorp’s or Somerset Hills Bancorp’s operations or earnings; decline in the economy in Lakeland Bancorp’s and Somerset Hills Bancorp’s primary market areas; as well as the risk factors set forth in the periodic reports filed by Lakeland Bancorp and Somerset Hills Bancorp with the Commission. Neither Lakeland Bancorp nor Somerset Hills Bancorp assumes any obligation for updating any such forward-looking statements at any time.

Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 28, 2013, by and between Lakeland Bancorp, Inc. and Somerset Hills Bancorp.*

Exhibit 10.1	Employment Agreement, dated as of January 28, 2013, by and among Lakeland Bancorp, Inc., Lakeland Bank and Stewart E. McClure, Jr.

Exhibit 10.2	Amendatory Agreement, dated as of January 28, to the Amended and Restated Supplemental Executive Retirement Plan, among Somerset Hills Bancorp, Somerset Hills Bank and Stewart E. McClure, Jr.

Exhibit 99.1	Investor presentation materials for various investor meetings.**

Exhibit 99.2	Joint Press Release of Lakeland Bancorp, Inc. and Somerset Hills Bancorp, dated January 29, 2013.

*The schedules to Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Somerset Hills Bancorp will furnish copies of any schedules to the Commission upon request.
**Exhibit 99.1 is furnished with this Current Report on Form 8-K.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERSET HILLS BANCORP

Date: January 29, 2013	By:	/s/ Stewart E. McClure, Jr.

Stewart E. McClure, Jr.
President, Chief Executive Officer and
Chief Operating Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 28, 2013, by and between Lakeland Bancorp, Inc. and Somerset Hills Bancorp.*

10.1	Employment Agreement, dated as of January 28, 2013, by and among Lakeland Bancorp, Inc., Lakeland Bank and Stewart E. McClure, Jr.

10.2	Amendatory Agreement, dated as of January 28, to the Amended and Restated Supplemental Executive Retirement Plan, among Somerset Hills Bancorp, Somerset Hills Bank and Stewart E. McClure, Jr.

99.1	Investor presentation materials for various investor meetings.**

99.2	Joint Press Release of Lakeland Bancorp, Inc. and Somerset Hills Bancorp, dated January 29, 2013.

*The schedules to Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Somerset Hills Bancorp will furnish copies of any schedules to the Commission upon request.
**Exhibit 99.1 is furnished with this Current Report on Form 8-K.